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                                                              EXHIBIT 23.1


                           [ARTHUR ANDERSEN LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Genaissance Pharmaceuticals, Inc.:


As independent public accountants, we hereby consent to the use of our report dated March 10, 2000 (and to all references to our Firm) included in or made a part of this registration statement.

                                            /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
July 31, 2000